Exhibit 5.1

Sullivan & Worcester Tel Aviv 28 HaArba’a St. HaArba’a Towers North Tower, 35th Floor Tel-Aviv, Israel	+972-747580480 sullivanlaw.com

July 12, 2024

Silynxcom Ltd.

19 Yad Harutzim St.

Netanya, 4250519, Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel to Silynxcom Ltd. (the “Company”), an Israeli company, in connection with the preparation of a Registration Statement on Form F-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) (including in connection with an over-allotment option granted to the Underwriter (as defined below)) and proposed maximum aggregate offering price of up to $6,109,375 by the Company of: (A) ordinary shares, no par value, of the Company (the “Ordinary Shares”); and (B)(i) warrants to purchase Ordinary Shares, issuable to the representative of the Underwriter (the “Representative Warrants”, and together with the Ordinary Shares, the “Securities”); and (ii) Ordinary Shares underlying the Representative Warrants, in connection with an underwritten public offering of the Company (the “Offering”). The Securities are being registered by the Company, which has engaged ThinkEquity LLC (the “Underwriter”), to act as the representative of the several underwriters in connection with the Offering.

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement , to which this opinion is filed as an exhibit; (ii) the exhibits to the Registration Statement filed by the Company with the United States Securities and Exchange Commission (the “SEC”), including the form of Underwriting Agreement between the Company and the Underwriter; (iii) a copy of the Company’s amended and restated articles of association; (iv) resolutions of the Company’s Board of Directors (the “Board”) which have heretofore been approved and relate to the Offering; and (v) such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

Sullivan & Worcester Tel Aviv 28 HaArba’a St. HaArba’a Towers North Tower, 35th Floor Tel-Aviv, Israel	+972-747580480 sullivanlaw.com

Based upon and subject to the foregoing, we are of the opinion that (i) upon payment to the Company of the consideration in such amount and form as shall be determined by the Board or by an authorized committee thereof, the Ordinary Shares, when issued and sold in the Offering as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable; and (ii) the Ordinary Shares underlying the Representative Warrants, when issued and sold by the Company and delivered by the Company against receipt of the exercise price as shall be determined by the Board or an authorized committee thereof, in accordance with and in the manner described in the Registration Statement and the Representative Warrants, as applicable, will be validly issued, fully paid and non-assessable, and in each case, including any additional Ordinary Shares (also including Ordinary Shares underlying Representative Warrants) pursuant to Rule 462(b) under the Securities Act.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Ordinary Shares.

Very truly yours,

/s/ Sullivan & Worcester Tel-Aviv
Sullivan & Worcester Tel-Aviv (Har-Even & Co.)